Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Inna Vyadro	Paul Brauneis
Director of Investor Relations	Chief Financial Officer
Avici Systems Inc.	Avici Systems Inc.
978-964-2000	978-964-2000
ivyadro@avici.com	pbrauneis@avici.com

Avici Systems Announces Second Quarter 2005 Results

North Billerica, MA, July 21, 2005— Avici Systems Inc. (NASDAQ: AVCI), today reported results for its second quarter and six-months ended June 30, 2005.

Gross revenue for the three and six-months ended June 30, 2005 was $11.6 million and $22.4 million, respectively, compared to $12.1 million and $19.1 million, respectively, for the three and six-month periods ended June 30, 2004. Revenue, net of common stock warrant discount, for the three and six-month periods ended June 30, 2005 was $11.1 million and $21.3 million, respectively, compared to $11.6 million and $18.0 million in the comparable 2004 three and six-month periods.

GAAP net loss for the second quarter ended June 30, 2005 was $2.7 million, or $0.21 per share, compared to a GAAP net loss of $6.3 million, or $0.50 per share, in the prior year’s second quarter ended June 30, 2004. GAAP net loss in each of the 2005 and 2004 second quarter periods includes $0.5 million for non-cash equity based charges, primarily common stock warrant discount, offset in the 2005 and 2004 second quarter periods by credits of $0.2 million and $0.5 million, respectively from the utilization of certain inventory previously written off. Additionally, in the second quarter of 2005, GAAP net loss benefited by $1.8 million, reported as other income, from $1.3 million in proceeds and the reversal of certain previously established reserves in connection with the company’s favorable disposition of a claim in bankruptcy.

GAAP net loss for the six-months ended June 30, 2005 was $8.3 million, or $0.64 per share, compared to a GAAP net loss of $15.3 million, or $1.22 per share, for the six-months ended June 30, 2004. GAAP net loss for the six-months ended June 30, 2005 is net of $1.1 million for common stock warrant discount offset by $1.8 million in connection with a settlement of a claim in bankruptcy and $0.3 million of inventory credits. For the six-months ended June 30, 2004, GAAP net loss is net of $1.1 million for common stock warrant discount plus certain stock based compensation of $0.2 million, offset by $0.7 million of inventory credits.

Non-GAAP net loss (GAAP net loss excluding charges for common stock warrant discount, certain stock based compensation, inventory and settlement credits,) and net loss per share for the three months ended June 30, 2005 and 2004 were $4.1 million, or $0.32 per share, and $6.2 million, or $0.49 per share, respectively. Non-GAAP net loss and net loss per share for the six-months ended June 30, 2005 was $9.3 million, or $0.73 per share, compared to $14.8 million, or $1.18 per share for the prior year six-month period ended June 30, 2004.

Both GAAP and non-GAAP bottom line results for the three and six-month periods ended June 30, 2005 were significantly improved over the 2004 comparable periods due to stronger margins on primarily direct versus distribution revenue, product mix and lower period over period operating costs.

Cash, marketable securities and long-term investments totaled $62.3 million at June 30, 2005.

Bill Leighton, President and CEO said, “We are extremely pleased with our performance for the quarter and year to date as we show strength in revenue growth, cost containment and cash management.” Mr. Leighton continued, “We remain committed to diversifying our customer base.”

Avici will discuss these quarterly results in an investor conference call today at 8:30 AM eastern daylight savings time. The conference telephone number is 866-847-7859. A replay of the conference call will be available after 1 PM. Replay information will be available at 800-475-6701, access code 788762. Replay of this call is also available on Avici’s Web site, www.avici.com, along with a copy of this release.

About Avici Systems

Avici Systems Inc., headquartered in North Billerica, Mass., is a leading provider of purpose-built carrier-class routing solutions for the Internet. Avici’s family of routers is designed to meet carrier requirements for the highest scalability, reliability and network availability, while lowering the total cost of building and operating their networks. The company’s routing systems provide new IP solutions to some of the world’s leading service providers. For more information, please visit us at www.avici.com.

Avici is a trademark of Avici Systems Inc.

This release contains information about Avici’s future expectations, plans, and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, market acceptance of Avici products, services and enhancements, customer purchasing patterns and commitments, development of the market place, product development and enhancement, intensity of competition of other vendors, technological changes, reliance on distribution partners, risks associated with international expansion, and other risks set forth in Avici’s filings with the Securities and Exchange Commission.

AVICI SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue:
Product	$10,460	$10,423	$19,985	$16,243
Service	1,174	1,674	2,369	2,808

Total gross revenue	11,634	12,097	22,354	19,051
Less - Common stock warrant discount - Product	(527)	(527)	(1,054)	(1,054)

Net revenue	11,107	11,570	21,300	17,997

Cost of revenue - Product (1)	3,077	5,041	6,363	7,097
Cost of revenue - Service	536	562	1,129	1,156

Total cost of revenue	3,613	5,603	7,492	8,253

Gross margin	7,494	5,967	13,808	9,744

Operating expenses:
Research and development (2)	8,971	7,803	17,631	16,888
Sales and marketing (2)	2,191	3,267	4,501	5,972
General and administrative (2)	1,196	1,437	2,506	2,772
Stock-based compensation	—	43	—	180

Total operating expenses	12,358	12,550	24,638	25,812

Loss from operations	(4,864)	(6,583)	(10,830)	(16,068)
Other Income	1,788	—	1,788	—
Interest income, net	395	315	758	722

Net loss	$(2,681)	$(6,268)	$(8,284)	$(15,346)

Net loss per basic and diluted share	$(0.21)	$(0.50)	$(0.64)	$(1.22)

Weighted average common shares used in computing basic and diluted net loss per share	12,877,094	12,642,438	12,865,790	12,536,760

(1) Includes benefit from the utilization of inventory previously written off in 2001 as being in excess of demand	$160	$476	$323	$685

(2) Excludes certain non-cash, stock-based compensation, as follows:
Research and development	$—	$38	$—	$137
Sales and marketing	—	4	—	27
General and administration	—	1	—	16

	$—	$43	$—	$180

AVICI SYSTEMS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

Note 1

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue:
Product	$10,460	$10,423	$19,985	$16,243
Service	1,174	1,674	2,369	2,808

Total gross revenue	11,634	12,097	22,354	19,051

Cost of revenue - Product	3,237	5,517	6,686	7,782
Cost of revenue - Service	536	562	1,129	1,156

Total cost of revenue	3,773	6,079	7,815	8,938

Gross margin	7,861	6,018	14,539	10,113

Operating expenses:
Research and development	8,971	7,803	17,631	16,888
Sales and marketing	2,191	3,267	4,501	5,972
General and administrative	1,196	1,437	2,506	2,772

Total operating expenses	12,358	12,507	24,638	25,632

Loss from operations	(4,497)	(6,489)	(10,099)	(15,519)

Interest income, net	395	315	758	722

Non-GAAP net loss	$(4,102)	$(6,174)	$(9,341)	$(14,797)

Non-GAAP net loss per basic and diluted share	$(0.32)	$(0.49)	$(0.73)	$(1.18)

Weighted average common shares used in computing basic and diluted net loss per share	12,877,094	12,642,438	12,865,790	12,536,760

Note 1 - The above non-GAAP consolidated statements of operations for the three and six months ended June 30, 2005 and 2004 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of non-cash charges related to common stock warrant discount and certain stock based compensation as well as credits resulting from utilization of excess inventory and from the assignment of a bankruptcy claim as presented in the following reconciliation. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our operating performance.

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Non-GAAP net loss	$(4,102)	$(6,174)	$(9,341)	$(14,797)

Common stock warrant discount	(527)	(527)	(1,054)	(1,054)
Other income	1,788	—	1,788	—
Certain non-cash stock based compensation	—	(43)	—	(180)
Utilization of excess inventory	160	476	323	685

GAAP net loss	$(2,681)	$(6,268)	$(8,284)	$(15,346)

AVICI SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	June 30, 2005	December 31, 2004
	(unaudited)
Assets
Cash and marketable securities	$56,126	$55,531
Inventories	4,687	7,020
Trade accounts receivable, net	5,187	4,243
Other current assets	1,156	1,465

Total current assets	67,156	68,259

Long-term investments	6,178	13,495
Property and equipment, net	8,423	8,202
Contract distribution rights	3,160	4,214
Other assets	243	243

Total assets	$85,160	$94,413

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$8,833	$10,796
Deferred revenue	8,042	7,347
Stockholders’ equity	68,285	76,270

Total liabilities and stockholders’ equity	$85,160	$94,413

December 31, 2004 amounts are derived from audited financial statements.